Exhibit 99.1

For Immediate Release

Lincoln Financial Announces the Early Results and Upsizing of Its Cash Tender Offer for Certain Outstanding Securities

Radnor, PA, May 27, 2025 — Lincoln Financial (NYSE: LNC) (the “Company”) today announced the early results of its previously announced cash tender offer (the “Offer”) for its:

(i)	4.375% Senior Notes due 2050 (the “2050 Notes”);

(ii)	4.350% Senior Notes due 2048 (the “2048 Notes”);

(iii)	Capital Securities due 2067 (the “2067 Securities”);

(iv)	Capital Securities due 2066 (the “2066 Securities”);

(v)	Subordinated Notes due 2067 (the “2067 Subordinated Notes”);

(vi)	Subordinated Notes due 2066 (collectively with the 2067 Securities, the 2066 Securities and the 2067 Subordinated Notes, the “Subordinated Securities”);

(vii)	3.050% Senior Notes due 2030 (the “2030 Notes”); and

(viii)	3.400% Senior Notes due 2032 (the “2032 Notes”).

The 2050 Notes, the 2048 Notes, the Subordinated Securities, the 2030 Notes, and the 2032 Notes are collectively referred to herein as the “Securities” and, each, as a “Series” of Securities. Capitalized terms used but not defined herein shall have the meanings given to them in the Offer to Purchase, dated May 12, 2025 (the “Offer to Purchase”).

Additionally, the Company announced that it has increased the maximum aggregate purchase price of the Securities that may be accepted for purchase in the Offer from $375,000,000 to $420,000,000 (as increased, the “Aggregate Offer Cap”). The Offer is being made pursuant to, and is subject to the terms and conditions set forth in, the Offer to Purchase. Except as described in this press release, all terms and conditions of the Offer remain unchanged and are as set forth in the Offer to Purchase.

According to the information provided to the Company by Global Bondholder Services Corporation, the tender and information agent for the Offer, $812,835,000 in aggregate principal amount of the Securities had been validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on May 23, 2025 (the “Early Tender Deadline”), including $264,412,000 in aggregate principal amount of the Subordinated Securities. The following table sets forth certain information regarding the Securities and the Offer, including the aggregate principal amount of each Series of Securities validly tendered and not validly withdrawn as of the Early Tender Deadline.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding Prior to the Offer	Sub-Cap (Principal Amount) (1)	Acceptance Priority Level (2)	Aggregate Principal Amount Validly Tendered and Not Validly Withdrawn as of Early Tender Deadline
4.375% Senior Notes due 2050	534187 BL2 / US534187BL23	$300,000,000	n/a	1	$135,631,000
4.350% Senior Notes due 2048	534187 BG3 / US534187BG38	$450,000,000	n/a	2	$129,250,000
Capital Securities due 2067	534187 AU3 / US534187AU31	$57,967,000	$220,000,000	3	$4,899,000
Capital Securities due 2066	534187 AS8 / US534187AS84	$160,493,000		4	$21,246,000
Subordinated Notes due 2067	534187 BP3 / US534187BP37	$432,743,000		5	$96,690,000
Subordinated Notes due 2066	534187 BN8 / US534187BN88	$562,034,000		6	$141,577,000
3.050% Senior Notes due 2030	534187 BJ7 / US534187BJ76	$500,000,000	n/a	7	$183,760,000
3.400% Senior Notes due 2032	534187 BQ1 / US534187BQ10	$300,000,000	n/a	8	$99,782,000

(1)	The Sub-Cap specified in this column (the “Sub-Cap”) represents the maximum aggregate principal amount of the Subordinated Securities that may be purchased pursuant to the Offer.
(2)

Subject to the Aggregate Offer Cap, the Sub-Cap, and proration, the principal amount of each Series of Securities that is purchased in the Offer will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order with 1 being the highest Acceptance Priority Level and 8 being the lowest) specified in this column.

Although the Offer is scheduled to expire at 5:00 p.m., New York City time, on June 10, 2025 (the “Expiration Date”), because the aggregate purchase price of the Securities validly tendered and not validly withdrawn as of the Early Tender Deadline is expected to exceed the Aggregate Offer Cap, the Company does not expect to accept for purchase any Securities that are tendered after the Early Tender Deadline and before the Expiration Date. The Company expects to accept for purchase, up to the Aggregate Offer Cap and the Sub-Cap and subject to proration, the Securities validly tendered and not validly withdrawn as of the Early Tender Deadline in accordance with the Acceptance Priority Levels specified in the table above (which were also set forth on the front cover of the Offer to Purchase) (the “Acceptance Priority Levels”).

Holders of the Securities that were validly tendered and not validly withdrawn as of the Early Tender Deadline and are accepted for purchase will be eligible to receive the applicable Total Tender Offer Consideration, which includes the Early Tender Premium of $30 per $1,000 principal amount of such Securities. The applicable Total Tender Offer Consideration paid for Securities that were validly tendered and not validly withdrawn as of the Early Tender Deadline and are accepted for purchase will be determined in the manner below, as further described in the Offer to Purchase:

(i) with respect to each Series of the Securities other than the Subordinated Securities, by reference to the applicable fixed spread specified on the front cover of the Offer to Purchase over the yield to maturity based on the bid-side price of the applicable Reference U.S. Treasury Security specified on the front cover of the Offer to Purchase; or

(ii) with respect to the Subordinated Securities, by reference to the applicable fixed price specified on the front cover of the Offer to Purchase.

All payments for the Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on such Securities from the last interest payment date applicable to such Series of Securities to, but excluding, the Early Settlement Date (as defined below).

The Total Tender Offer Consideration for each Series of the Securities other than the Subordinated Securities will be calculated by TD Securities (USA) LLC, the lead dealer manager for the Offer, at 10:00 a.m., New York City time, today, May 27, 2025 (the “Price Determination Date”). The principal amount of each Series of the Securities that will be accepted for purchase by the Company and the proration factor, if any, applicable to each such Series of the Securities will be announced following the determination of the Total Tender Offer Consideration for each Series of the Securities other than the Subordinated Securities on the Price Determination Date.

The settlement date for the Securities that were validly tendered and not validly withdrawn as of the Early Tender Deadline and are accepted for purchase is expected to be May 29, 2025 (the “Early Settlement Date”). In accordance with the terms of the Offer, the withdrawal deadline was 5:00 p.m., New York City time, on May 23, 2025 (the “Withdrawal Deadline”). As a result, tendered Securities may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company). Securities that were validly tendered and not validly withdrawn as of the Early Tender Deadline and are accepted for purchase in the Offer will be canceled and will no longer remain outstanding obligations of the Company on the Early Settlement Date. As previously announced, the Company has determined that the Financing Condition was satisfied on May 20, 2025 upon (i) the settlement of Belrose Funding Trust II’s issuance of $1,000,000,000 of Pre-Capitalized Trust Securities Redeemable May 15, 2055 to several initial purchasers and (ii) the settlement and receipt by the Company of the net proceeds from the Company’s sale of the eligible assets received as consideration for the Company’s sale of $500,000,000 aggregate principal amount of its 2.330% Senior Notes due 2030 to Belrose Funding Trust.

The Company reserves the right, in its sole discretion, subject to applicable law, with respect to the Securities to: (i) waive any and all conditions to the Offer with respect to one or more Series of the Securities; (ii) extend or terminate the Offer with respect to one or more Series of the Securities or change the Acceptance Priority Level with respect to one or more Series of the Securities; (iii) increase the Aggregate Offer Cap without extending the Withdrawal Deadline or otherwise reinstating withdrawal rights; (iv) increase, decrease or eliminate the Sub-Cap at any time, including on or after the Price Determination Date; or (v) otherwise amend the Offer in any respect in relation to one or more Series of the Securities.

Information Relating to the Offer

TD Securities (USA) LLC is serving as the sole structuring advisor and lead dealer manager and BofA Securities, Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC, and Wells Fargo Securities, LLC are serving as dealer managers for the Offer. The tender and information agent for the Offer is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation at (855) 654-2015 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Offer should be directed to TD Securities (USA) LLC at (212) 827-2806 (collect) or (866) 584-2096 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to subscribe for or purchase, an offer to subscribe for or purchase, or a solicitation to sell any securities. The Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Lincoln Financial

Lincoln Financial helps people confidently plan for their vision of a successful financial future. As of December 31, 2024, approximately 17 million customers trust our guidance and solutions across four core businesses – annuities, life insurance, group protection, and retirement plan services. As of March 31, 2025, the company had $312 billion in end-of-period account balances, net of reinsurance. Headquartered in Radnor, PA, Lincoln Financial is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates. Learn more at LincolnFinancial.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to the Company’s intent to purchase the Securities in the Offer, as well as statements related to the expected timing of the actions described herein. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including our ability to satisfy the conditions to, and consummate, the Offer. The risks and uncertainties included herein are not exhaustive. The Company’s most recent Annual Report on Form 10-K, as well as other reports that the Company files with the Securities and Exchange Commission, include additional factors that could affect future actions and our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Contacts

Tina Madon

Investor Relations

Tina.Madon@LFG.com

Sarah Boxler

Media Relations

Sarah.Boxler@LFG.com